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                                                             Exhibit 99.(e)(iii)

[WESTERN ASSET FUNDS, INC. LETTERHEAD]


September 29, 2003


Legg Mason Wood Walker, Incorporated
100 Light Street
P.O. Box 1476
Baltimore, MD 21203-1476

Re: Notice of Creation of New Series of Western Asset Funds, Inc. (the
    "Corporation")


        Reference is made to the Underwriting Agreement (the "Agreement") between the Corporation and Legg Mason Wood Walker, Incorporated ("LMWW") dated as of May 26, 1998. The Corporation hereby notifies LMWW that it intends to establish one additional series of the Corporation, to be known as Western Asset Limited Duration Bond Portfolio (the "New Portfolio"). The Corporation desires to have LMWW render services with respect to the New Portfolio as Underwriter under the Agreement. Attached as Annex I is an amended and restated Schedule A to the Agreement.

        Please indicate your agreement to provide such services by having an authorized officer sign the enclosed receipt copy of this notice and return it in the enclosed self-addressed stamped envelope. If you have any questions or comments, please call Russell Aborn, Esq. at (617) 951-7009.

LEGG MASON                                WESTERN ASSET FUNDS, INC.
WOOD WALKER, INCORPORATED


By: Neil P. O'Callaghen                       By: /s/ Susanne D. Wilson
--------------------------                    -------------------------------
Title: Vice President                         Title: Vice President

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Annex I

                                   Schedule A

Western Asset U.S. Government Money Market Portfolio
Western Asset Money Market Portfolio
Western Asset Intermediate Bond Portfolio
Western Asset Intermediate Plus Bond Portfolio
Western Asset Core Bond Portfolio
Western Asset Core Plus Bond Portfolio
Western Asset Inflation Indexed Plus Bond Portfolio
Western Asset High Yield Portfolio
Western Asset Non-U.S. Opportunity Bond Portfolio
Western Asset Global Strategic Income Portfolio
Western Asset Enhanced Equity Portfolio
Western Asset Limited Duration Bond Portfolio